                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder of
Avis Rent A Car, Inc.
Garden City, New York

We have audited the accompanying consolidated statements of financial position of Avis Rent A Car, Inc. and subsidiaries (successor to Avis Rent A Car Systems Holdings, Inc. and subsidiaries, Avis International, Ltd. and subsidiaries, Avis Enterprises, Inc. and subsidiaries, Pathfinder Insurance Company and Global Excess & Reinsurance, Ltd., all previously wholly-owned by Avis, Inc., collectively the "Predecessor Companies"), (collectively referred to as "Avis Rent A Car, Inc." or the "Company") as of December 31, 1996 and as to the Predecessor Companies as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity and cash flows for the period October 17, 1996 (Date of Acquisition) to December 31, 1996 and as to the Predecessor Companies the related consolidated statements of operations, stockholder's equity and cash flows for each of the two years in the period ended December 31, 1995 and the period January 1, 1996 to October 16, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1996, and the results of its operations and its cash flows for the period October 17, 1996 to December 31, 1996 (period after the change in control referred to in Note 1 to the consolidated financial statements), and with respect to the Predecessor Companies as of December 31, 1995, and for each of the two years in the period ended December 31, 1995 and the period January 1, 1996 to October 16, 1996 (period up to the change in control referred to in Note 1 to the consolidated financial statements) in conformity with generally accepted accounting principles.

As more fully discussed in Note 1 to the consolidated financial statements, the Predecessor Companies were acquired in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial statements for the period subsequent to the acquisition are presented on a different basis of accounting than those for the periods prior to the acquisition and, therefore, are not directly comparable.

/s/ Deloitte & Touche LLP

New York, New York
May 12, 1997
(August 20, 1997 as to Note 15)

                             AVIS RENT A CAR, INC.
                CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                (IN THOUSANDS)

                                                                    PREDECESSOR
                                                                     COMPANIES
                                                                   DECEMBER 31,    DECEMBER 31,
                                                                       1995            1996
                                                                  -------------- --------------
ASSETS
Cash and cash equivalents........................................   $   39,081      $   50,886
Accounts receivable, net.........................................      194,971         311,179
Due from affiliates, net.........................................                       61,807
Prepaid expenses.................................................       35,053          40,155
Vehicles, net....................................................    2,167,167       2,243,492
Property and equipment, net......................................      140,992          98,887
Other assets.....................................................       20,882          14,526
Deferred income tax assets.......................................       81,974         113,660
Cost in excess of net assets acquired, net.......................      144,778         196,765
                                                                  -------------- --------------
    Total assets.................................................   $2,824,898      $3,131,357
                                                                  ============== ==============
LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable.................................................   $  228,146      $  175,535
Accrued liabilities..............................................      183,595         329,245
Due to affiliates, net...........................................      385,687
Current income tax liabilities...................................        6,696           4,790
Deferred income tax liabilities..................................       27,990          35,988
Public liability, property damage and other insurance
 liabilities.....................................................      194,677         213,785
Debt.............................................................    1,109,747       2,295,474
                                                                  -------------- --------------
    Total liabilities............................................    2,136,538       3,054,817
                                                                  -------------- --------------
Commitments and contingencies

Stockholder's equity:
 Common stock ($.01 par value, 1,000 shares authorized;
  100 shares outstanding at December 31, 1996)...................        2,977              --
 Additional paid-in capital......................................      344,531          75,000
 Retained earnings...............................................      340,596           1,184
 Foreign currency translation adjustment.........................          256             356
                                                                  -------------- --------------
    Total stockholder's equity...................................      688,360          76,540
                                                                  -------------- --------------
    Total liabilities and stockholder's equity...................   $2,824,898      $3,131,357
                                                                  ============== ==============

See accompanying notes to the consolidated financial statements.

                             AVIS RENT A CAR, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                           PREDECESSOR COMPANIES              OCTOBER 17, 1996
                                --------------------------------------------      (DATE OF
                                 YEAR ENDED DECEMBER 31,    JANUARY 1, 1996     ACQUISITION)
                                --------------------------        TO                 TO
                                    1994          1995     OCTOBER 16, 1996   DECEMBER 31, 1996
                                ------------ ------------  ---------------- -------------------
Revenue........................  $1,412,400    $1,615,951     $1,504,673          $362,844
                                ------------ ------------  ---------------- -------------------
Cost and expenses:
 Direct operating..............     664,993       724,759        650,750           167,682
 Vehicle depreciation, net ....     266,637       324,186        275,867            66,790
 Vehicle lease charges.........      42,778        86,916        100,318            22,658
 Selling, general and
  administrative...............     252,024       269,434        283,180            68,215
 Interest, net.................     128,898       145,199        120,977            34,212
 Amortization of cost in
  excess of net assets
  acquired ....................       4,754         4,757          3,782             1,026
                                ------------ ------------  ---------------- -------------------
                                  1,360,084     1,555,251      1,434,874           360,583
                                ------------ ------------  ---------------- -------------------
Income before provision for
 income taxes..................      52,316        60,700         69,799             2,261
Provision for income taxes ....      30,213        34,635         31,198             1,040
                                ------------ ------------  ---------------- -------------------
Net income.....................  $   22,103    $   26,065     $   38,601          $  1,221
                                ============ ============  ================ ===================

See accompanying notes to the consolidated financial statements.

                             AVIS RENT A CAR, INC.
               CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                    FOREIGN
                                                         ADDITIONAL                CURRENCY
                                               COMMON     PAID-IN     RETAINED    TRANSLATION
                                                STOCK     CAPITAL     EARNINGS    ADJUSTMENT      TOTAL
                                              -------- ------------  ---------- -------------  ----------
Balance, January 1, 1994.....................  $2,827     $318,125    $309,902      $(2,598)    $628,256
Net income for the year ended December
 31, 1994....................................                           22,103                    22,103
Tax benefit of ESOP income tax deductions ...               13,104                                13,104
Foreign currency translation adjustment .....                                         3,466        3,466
Cash dividends...............................                           (8,578)                   (8,578)
Stock dividends..............................     150                     (150)
                                              -------- ------------  ---------- -------------  ----------
Balance, December 31, 1994...................   2,977      331,229     323,277          868      658,351
Net income for the year ended December
 31, 1995....................................                           26,065                    26,065
Tax benefit of ESOP income tax deductions ...               13,302                                13,302
Foreign currency translation adjustment .....                                          (612)        (612)
Cash dividends...............................                           (8,746)                   (8,746)
                                              -------- ------------  ---------- -------------  ----------
Balance, December 31, 1995...................   2,977      344,531     340,596          256      688,360
Net income for the period ended October
 16, 1996....................................                           38,601                    38,601
Tax benefit of ESOP income tax deductions ...               12,939                                12,939
Foreign currency translation adjustment .....                                         2,805        2,805
Cash dividends...............................                           (1,398)                   (1,398)
                                              -------- ------------  ---------- -------------  ----------
Balance, October 16, 1996....................  $2,977     $357,470    $377,799      $ 3,061     $741,307
                                              ======== ============  ========== =============  ==========
Avis Rent A Car, Inc. ($.01 par value, 1,000
 shares authorized; 100 shares outstanding
 at October 17, 1996 (Date of Acquisition)) .     $--     $ 75,000                              $ 75,000
Net income for the period from
 October 17, 1996 to December 31, 1996 ......                         $  1,221                     1,221
Foreign currency translation adjustment for
 the period October 17, 1996 to December 31,
 1996........................................                                       $   356          356
Additional minimum pension liability
 for the period October 17, 1996 to December
 31, 1996....................................                              (37)                      (37)
                                              -------- ------------  ---------- -------------  ----------

Balance, December 31, 1996...................     $--     $ 75,000    $  1,184      $   356     $ 76,540
                                              ======== ============  ========== =============  ==========

See accompanying notes to the consolidated financial statements.

                             AVIS RENT A CAR, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                              PREDECESSOR COMPANIES               OCTOBER 17, 1996
                                                  ----------------------------------------------      (DATE OF
                                                    YEARS ENDED DECEMBER 31,    JANUARY 1, 1996     ACQUISITION)
                                                  ----------------------------        TO                 TO
                                                       1994          1995      OCTOBER 16, 1996   DECEMBER 31, 1996
                                                  ------------- -------------  ----------------  -------------------
Cash flows from operating activities:
Net income.......................................  $    22,103    $    26,065     $    38,601         $   1,221
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Vehicle depreciation............................      291,360        342,048         306,159            71,343
 Depreciation and amortization of property and
  equipment......................................       12,782         13,387          12,333             2,212
 Amortization of cost in excess of net assets
  acquired.......................................        4,754          4,757           3,782             1,026
 Amortization of debt issuance costs ............        3,454          2,660           2,423
 Deferred income tax provision...................       19,384         25,852          22,342                33
 Undistributed earnings of associated companies .          (65)          (376)           (232)
 Provision for (benefit from) losses on accounts
  receivable.....................................          305            (48)          1,238               227
 Provision for public liability, property damage
  and other insurance liabilities................       73,900         81,800          74,109            17,355
 Change in operating assets and liabilities:
  Decrease (increase) in accounts receivable ....           53        (22,644)       (204,137)           10,327
  Decrease (increase) in prepaid expenses .......        4,640           (863)         (2,125)           (2,664)
  (Increase) decrease in other assets............         (595)         1,988           3,266            (3,459)
  (Decrease) increase in accounts payable .......      (44,087)        (5,733)         82,354           (18,712)
  Increase (decrease) in accrued liabilities ....       26,399         42,176         101,069           (24,718)
  Decrease in public liability, property damage
   and other insurance liabilities...............      (72,363)       (71,159)        (56,364)          (16,015)
                                                  ------------- -------------  ---------------- -------------------
   Net cash provided by operating activities ....      342,024        439,910         384,818            38,176
                                                  ------------- -------------  ---------------- -------------------
Cash flows from investing activities:
 Payments for vehicle additions..................   (3,218,613)    (2,553,324)     (2,325,460)         (561,117)
 Vehicle deletions...............................    2,680,535      2,028,474       1,795,562           565,896
 Payments for additions to property and
  equipment......................................      (24,487)       (36,939)        (25,953)           (3,484)
 Sales of property and equipment.................        2,898          3,715           1,849               361
 Investment in associated companies..............         (100)
 Investment in Canadian Licensees................                                      (3,134)
                                                  ------------- -------------  ---------------- -------------------
  Net cash (used in) provided by investing
   activities....................................     (559,767)      (558,074)       (557,136)            1,656
                                                  ------------- -------------  ---------------- -------------------
Cash flows from financing activities:
 Changes in debt:
  Proceeds.......................................      423,502        320,940         519,167            63,903
  Repayments.....................................     (161,523)      (287,271)       (267,317)         (133,457)
                                                  ------------- -------------  ---------------- -------------------
  Net increase (decrease) in debt................      261,979         33,669         251,850           (69,554)
 Deferred debt issuance costs....................       (4,637)        (5,515)         (2,604)
 (Payments on) proceeds from intercompany loans .      (29,090)       104,209         (27,696)           (6,661)
 Cash dividends..................................       (8,578)        (8,746)         (1,398)
                                                  ------------- -------------  ---------------- -------------------
  Net cash provided by (used in) financing
   activities....................................      219,674        123,617         220,152           (76,215)
                                                  ------------- -------------  ---------------- -------------------
Effect of exchange rate changes on cash .........          119           (197)            260                94
                                                  ------------- -------------  ---------------- -------------------
Net increase (decrease) in cash and cash
 equivalents.....................................        2,050          5,256          48,094           (36,289)
Cash and cash equivalents at beginning of
 period..........................................       31,775         33,825          39,081            87,175
                                                  ------------- -------------  ---------------- -------------------
Cash and cash equivalents at end of period ......  $    33,825    $    39,081     $    87,175         $  50,886
                                                  ============= =============  ================ ===================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid during the period for:
  Interest.......................................  $   131,877    $   149,885     $   135,733         $  28,170
                                                  ============= =============  ================ ===================
  Income taxes...................................  $     7,576    $     8,688     $     6,220         $     827
                                                  ============= =============  ================ ===================
SUPPLEMENTAL DISCLOSURE OF NON-CASH
  TRANSACTION -- Recapitalization at
  Date of Acquisition ...........................  $        --    $        --     $        --         $ 666,307
                                                  ============= =============  ================ ===================

See accompanying notes to the consolidated financial statements.

                             AVIS RENT A CAR, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

   The accompanying consolidated financial statements include Avis Rent A Car, Inc. (name changed from and formerly known as Rental Car System Holdings, Inc. which was incorporated on October 17, 1996) and subsidiaries (including the carved out corporate operations of HFS Car Rental, Inc. (name changed from and formerly known as, and hereinafter referred to as, Avis, Inc.), which is the holding company of Rental Car System Holdings, Inc., and Prime Vehicles Trust (the "Vehicle Trust")), Avis International, Ltd. and subsidiaries, Avis Enterprises, Inc. and subsidiaries, Pathfinder Insurance Company and Global Excess & Reinsurance, Ltd. (collectively referred to as "Avis Rent A Car, Inc."). All of the foregoing companies are ultimately wholly-owned subsidiaries of Avis, Inc., which was acquired by HFS Incorporated ("HFS") on October 17, 1996 (the "Date of Acquisition") for approximately $806.5 million. The purchase price was comprised of approximately $367.2 million in cash, $100.9 million of indebtedness and $338.4 million of HFS common stock. Prior to October 16, 1996, the above-named entities were wholly-owned by Avis, Inc. and are referred to collectively as the "Predecessor Companies". Avis Rent A Car, Inc. and the Predecessor Companies are referred to throughout the notes as the "Company". The major shareholder of Avis, Inc. was an Employee Stock Ownership Plan ("ESOP") and the minority shareholder was General Motors Corporation ("General Motors"). The Company purchases a significant portion of its vehicles, obtains financing, and receives certain financial incentives and allowances from General Motors (see Notes 2, 4, 7 and 14). As a result of the acquisition, the consolidated financial statements for the period subsequent to the acquisition are presented on a different basis of accounting than those for the periods prior to the acquisition and, therefore, are not directly comparable. On January 1, 1997, Avis, Inc. contributed the net assets of its corporate operations and all of its common stock ownership in Avis International, Ltd., Avis Enterprises, Inc., Pathfinder Insurance Company and Global Excess & Reinsurance, Ltd. to the Company. After the transfer, the remaining operations of Avis, Inc. consist of an investment in a wholly-owned subsidiary which owns the Avis trade names and trademarks. Pursuant to a plan developed by HFS prior to the Date of Acquisition, HFS will cause the Company to undertake an initial public offering ("IPO") within one year of the Date of Acquisition, which will reduce HFS' equity interest in the Company to 25%. HFS owns and operates the reservation system as well as the telecommunications and computer processing systems which service the rental car operations for reservations, rental agreement processing, accounting and vehicle control. HFS will charge a fee for such services (see
Note 3). In addition, HFS will retain the Avis trade name and charge the Company a royalty fee for the use of the Avis name.

   The acquisition was accounted for under the purchase method and includes the operations of the Company subsequent to the Date of Acquisition. A portion of this purchase price has been allocated to the estimated fair value of the Company. This estimate is calculated assuming that the Company is an independent franchisee of Avis, Inc. and is required to pay certain fees for use of the Avis trade name, reservation services and other franchise related services. HFS and its advisors have estimated that the value of the Company at the Date of Acquisition was $75 million. The value of the Company is expected to increase to approximately $300 million upon completion of the IPO (with the IPO proceeds retained by the Company) with HFS's equity interest to be reduced to 25% equal to $75 million. If the results of the IPO do not confirm the preliminary value as of the Date of Acquisition, then the allocated purchase price will be adjusted with a corresponding adjustment to cost in excess of net assets acquired. The estimated fair value of the Company has been allocated to individual assets and liabilities based on their estimated fair value at the Date of Acquisition. The final asset and liability fair values may differ from those set forth in the accompanying consolidated statement of financial position on December 31, 1996; however, the changes are not expected to have a material effect on the consolidated financial position of the Company.

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The preliminary purchase cost allocation at the Date of Acquisition has been allocated to the Company as follows (in thousands):

Allocated purchase cost ...........................  $   75,000
                                                    -----------
Fair Value of:
 Liabilities assumed ..............................   3,145,395
 Assets acquired ..................................   3,022,712
                                                    -----------
Net Liabilities ...................................     122,683
                                                    -----------
Excess of purchase price over net assets acquired    $  197,683
                                                    ===========

PRINCIPLES OF CONSOLIDATION

   All material intercompany accounts and transactions have been eliminated.

ACCOUNTING ESTIMATES

   Generally accepted accounting principles require the use of estimates, which are subject to change, in the preparation of financial statements. Significant accounting estimates used include estimates for determining public liability, property damage and other insurance liabilities, and the realization of deferred income tax assets. Management has exercised reasonableness at deriving these estimates. However, actual results may differ.

REVENUE RECOGNITION

   Revenue is recognized over the period the vehicle is rented.

CASH AND CASH EQUIVALENTS

   The Company considers deposits and short-term investments with an original maturity of three months or less to be cash equivalents.

VEHICLES

   Vehicles are stated at cost net of accumulated depreciation. In accordance with industry practice, when vehicles are sold, gains or losses are reflected as an adjustment to depreciation. Vehicles are generally depreciated at rates ranging from 10% to 25% per annum. Manufacturers provide the Company with incentives and allowances (such as rebates and volume discounts) which are amortized to income over the holding period of the vehicles.

PROPERTY AND EQUIPMENT

   Property and equipment is stated at cost net of accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. Estimated useful lives range from five to ten years for furniture and office equipment, to thirty years for buildings. Leasehold improvements are amortized over the shorter of twenty years or the remaining life of the lease. Maintenance and repairs are expensed; renewals and improvements are capitalized. When depreciable assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss reflected in the consolidated statement of operations.

COST IN EXCESS OF NET ASSETS ACQUIRED

   Cost in excess of net assets acquired is amortized over a 40 year period and is shown net of accumulated amortization of $37.5 million and $1.0 million at December 31, 1995 and 1996, respectively.

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

IMPAIRMENT ACCOUNTING

   In 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The Company reviews the recoverability of its long-lived assets, including cost in excess of net assets acquired, when events or changes in circumstances occur that indicate that the carrying value of the assets may not be recoverable. The measurement of possible impairment is based on the Company's ability to recover the carrying value of the asset from the expected future pre-tax undiscounted future cash flows generated. The measurement of impairment requires management to use estimates of expected future cash flows. If an impairment loss existed, the amount of the loss would be recorded under the caption Costs and Expenses in the consolidated statement of operations. It is at least reasonably possible that future events or circumstances could cause these estimates to change. The adoption of this statement had no material effect on the consolidated financial statements of the Company.

PUBLIC LIABILITY, PROPERTY DAMAGE AND OTHER INSURANCE LIABILITIES

   Insurance liabilities on the accompanying consolidated statements of financial position include additional liability insurance, personal effects protection insurance, public liability and property damage ("PLPD") and personal accident insurance claims for which the Company is self-insured. The Company is self-insured up to $1 million per claim under its automobile liability insurance program for PLPD and additional liability insurance. Costs in excess of $1 million per claim are insured under various contracts with commercial insurance carriers. The liability for claims up to $1 million is estimated based on the Company's historical loss and loss adjustment expense experience and adjusted for current trends.

   The insurance liabilities include a provision for both claims reported to the Company as well as claims incurred but not yet reported to the Company. This method is an actuarially accepted loss reserve method. Adjustments to this estimate and differences between estimates and the amounts subsequently paid are reflected in operations as they occur.

FOREIGN CURRENCY TRANSLATION

   The assets and liabilities of foreign companies are translated at the year-end exchange rates. The resultant translation adjustment is included as a component of consolidated stockholder's equity. Results of operations are translated at the average rates of exchange in effect during the year.

INCOME TAXES

   The Company is included in the consolidated federal income tax return of HFS. Pursuant to the regulations under the Internal Revenue Code, the Company's pro rata share of the consolidated federal income tax liability of HFS is allocated to the Company on a separate return basis. The Predecessor Companies were included in the consolidated federal income tax return of Avis, Inc. The Company files separate income tax returns in states where a consolidated return is not permitted. In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), deferred income tax assets and liabilities are measured based upon the difference between the financial accounting and tax bases of assets and liabilities.

PENSIONS

   Costs of the defined benefit plans are actuarially determined under the projected unit credit cost method and include amounts for current service and interest on projected benefit obligations and plan assets. The Company's policy is to fund at least the minimum contribution amount required by the Employee Retirement Income Security Act of 1974.

ADVERTISING

   Advertising costs are expensed as incurred. Advertising costs were $60.4 million, $48.4 million, $66.1 million and $10.3 million for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996, respectively.

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

ENVIRONMENTAL COSTS

   The Company's operations include the storage and dispensing of gasoline. The Company accrues losses associated with the remediation of accidental fuel discharges when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries from insurance companies and other reimbursements are generally not significant. In October 1996, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 96-1 Environmental Remediation Liabilities ("SOP 96-1"). SOP 96-1 provides guidance on the timing and measurement of liabilities associated with environmental remediation. The statement is effective for fiscal years beginning after December 15, 1996. The adoption of this statement is not expected to have a material effect on the results of operations or financial position of the Company.

NOTE 2 -- ACCOUNTS RECEIVABLE

   Accounts receivable at December 31, 1995 and 1996 consist of the following (in thousands):

                                          1995       1996
                                       ---------- ---------
Vehicle rentals.......................  $ 90,290   $ 94,480
Due from vehicle manufacturers  ......    11,308     14,758
Due from General Motors ..............    69,504    168,546
Damage claims ........................     5,969     10,697
Due from licensees ...................     3,297      3,903
Other ................................    17,349     19,022
                                       ---------- ---------
                                         197,717    311,406
Less allowance for doubtful accounts      (2,746)      (227)
                                       ---------- ---------
                                        $194,971   $311,179
                                       ========== =========

   Amounts due from vehicle manufacturers include receivables for vehicles sold under guaranteed repurchase contracts and amounts due for incentives and allowances. Incentives and allowances are based on the volume of vehicles to be purchased for a model year, or from the manufacturers' willingness to encourage the Company to retain vehicles rather than return the vehicles back to the manufacturer or arise from the purchase of particular models not subject to repurchase under "buyback" arrangements. Incentives and allowances are amortized to income over the holding period of the vehicles (see Notes 4 and 14).

NOTE 3 -- DUE (TO) FROM AFFILIATES, NET

   Due (to) from affiliates, net at December 31, 1995 and 1996 consist of the following balances due to or from HFS or its consolidated subsidiaries which will be settled on or before the previously mentioned IPO (in thousands):

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                   1995         1996
                                              ------------- -----------
Note receivable from Wizard Co., Inc. (a)  ..                 $ 196,965
Subordinated vehicle financing notes (b) ....  $  (180,000)    (247,500)
Due to Avis, Inc. for tax advantaged vehicle
 financing (c) ..............................   (1,000,000)
Non-interest bearing advances (d) ...........      794,313      112,342
                                              ------------- -----------
                                               $  (385,687)   $  61,807
                                              ============= ===========

NOTES:

(a) Consists of a $194.1 million note receivable from Wizard Co., Inc., an indirect wholly-owned subsidiary of HFS, plus accrued interest. The note bears interest at 7.13% and is due on October 1, 2006 and is guaranteed by HFS.

(b)    Represents loans from Avis, Inc. to the Vehicle Trust, as described in
       Note 7, to provide additional subordinated financing. The amounts provided reduce, within certain limits, the amount of subordinated financing required from other lenders. The loans are made under terms of a credit agreement which terminates on October 29, 2003. At December 31, 1995 and 1996, the weighted average interest rate under these loans was 11.16% and 10.75%, respectively.

(c) Represents a $1 billion ESOP related tax advantaged vehicle trust financing consisting of loans under various agreements with banks, insurance companies and vehicle manufacturer finance companies. The tax advantaged notes were issued in September 1987 with a final maturity of 25 years and annual principal reductions commencing in 1998. At December 31, 1995, the weighted average interest rate under these loans was 6.0%. Included within the $1 billion ESOP related vehicle trust financing is $118 million that is ultimately due to General Motors. This loan was retired as of the Date of Acquisition.

(d) Primarily represents the transfer of assets from the Company to HFS and subsidiaries, recorded in connection with the October 17, 1996 acquisition of Avis, Inc. by HFS, as well as intercompany transactions relating to management, service and administrative fees since the Date of Acquisition. The amounts due to or from HFS and subsidiaries are interest free and are guaranteed by HFS.

   Expense and (income) items of the Company include the following charges from (to) Avis, Inc. and subsidiaries prior to the Date of Acquisition for the period ended December 31, 1994, December 31, 1995 and October 16, 1996 (in thousands).

                                FOR THE YEARS ENDED
                                   DECEMBER 31,       JANUARY 1, 1996
                               ---------------------        TO
                                  1994       1995    OCTOBER 16, 1996
                               --------- ----------  ----------------
Vehicle related costs ........             $(3,954)      $(25,134)
Data processing ..............  $28,671     29,833         30,209
Employee benefits allocation     (2,975)    (3,385)        (2,776)
Rent .........................   (1,730)    (2,188)        (2,459)

   These charges seek to reimburse the affiliated company for the actual costs incurred. These amounts reflect the effect of various intercompany agreements, which are subject to renegotiation from time to time, and certain allocations which are based upon such factors as square footage, employee salaries, computer usage time, etc.

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Expense items of the Company include the following charges from HFS and affiliates of HFS for the period October 17, 1996 (Date of Acquisition) to December 31, 1996 (in thousands):

 Reservations ................................  $10,900
Data processing .............................     8,772
Management, service and administrative fees       8,568
Interest on intercompany debt, net ..........     2,561
Rent ........................................       950
                                              ----------
                                                $31,751
                                              ==========

   Reservations and data processing services are charged to the Company based on actual cost. Effective January 1, 1997, HFS will charge the Company a royalty fee of 4.0% of revenue for the use of the Avis trade name. On an unaudited pro forma basis, had the royalty fee been charged to the Company beginning on October 17, 1996, net income for the period October 17, 1996 to December 31, 1996 would have been reduced by $4.3 million resulting in a pro forma net loss of $3.1 million.

NOTE 4 -- VEHICLES

   Vehicles at December 31, 1995 and 1996 consist of the following (in thousands):

                                                              1995          1996
                                                          ------------ ------------
Vehicles ................................................  $2,283,003    $2,250,309
Vehicles acquired under long-term capital lease (Note 7)       95,084        19,324
Buses and support vehicles ..............................      42,075        45,868
Vehicles held for sale ..................................      42,332        36,378
                                                          ------------ ------------
                                                            2,462,494     2,351,879
Less accumulated depreciation ...........................    (295,327)     (108,387)
                                                          ------------ ------------
                                                           $2,167,167    $2,243,492
                                                          ============ ============

   Depreciation expense recorded for vehicles was $266.6 million, $324.2 million, $275.9 million and $66.8 million, for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996,
respectively. Depreciation expense reflects a net gain on the disposal of vehicles of $24.8 million, $17.8 million, $30.3 million and $4.5 million for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996, respectively. It also reflects the amortization of certain incentives and allowances from various vehicle manufacturers (the most significant of which was received from General Motors) of approximately $74 million, $77 million, $61 million and $14 million for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996, respectively.

   During the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996, the Company purchased from General Motors $2.7 billion, $2.0 billion, $1.8 billion and $0.4 billion of vehicles, net of incentives and allowances, respectively (see Notes 1 and 14).

   In November 1988 and April 1990, the Company entered into seven year operating leases under which an original amount of $324.3 million of vehicles were leased, with the ability to exchange such leased vehicles for newly manufactured vehicles with the same value to the lessor. The leases are cancelable at the Company's option, however, additional costs may be incurred upon termination based upon the fair value of the vehicles at the time the option is exercised. At the termination of the leases, the Company may purchase the vehicles at the agreed upon fair market value or return them to the lessor.

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    In December 1994, the Company entered into a financing arrangement whereby it may lease up to $503 million of vehicles. This arrangement was amended on October 17, 1996 to increase the amount to $650 million. Under this arrangement, at December 31, 1995 and 1996, there were $219 million and $322 million of vehicles under operating leases. The vehicles leased under this arrangement may be leased for periods of up to 18 months. The lease cost charged to the Company varies with the number of vehicles leased and the repurchase agreement offered by the vehicle manufacturer to the lessor and includes all expenses including the interest costs of the financing company.

   The rental payments due in each of the years ending December 31 for the operating leases as described above are as follows (in thousands):

1997 ...   $69,444
1998 ...    15,388

   Rental expense for those vehicles under operating leases as described above was $59.2 million, $106.1 million, $93.0 million and $16.1 million for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996, respectively.

NOTE 5 -- PROPERTY AND EQUIPMENT

   Property and equipment at December 31, 1995 and 1996 consist of the following (in thousands):

                                                   1995       1996
                                                ---------- ---------
Land ..........................................  $ 19,702   $ 19,523
Buildings .....................................    13,321     11,862
Leasehold improvements ........................   139,938     48,898
Furniture, fixtures and equipment .............    30,779     10,997
Construction-in-progress ......................    15,813      9,946
                                                ---------- ---------
                                                  219,553    101,226
Less accumulated depreciation and
 amortization..................................   (78,561)    (2,339)
                                                ---------- ---------
                                                 $140,992   $ 98,887
                                                ========== =========

NOTE 6 -- ACCRUED LIABILITIES

   Accrued liabilities at December 31, 1995 and 1996 consist of the following (in thousands):

                                    1995       1996
                                 ---------- ---------
Payroll and related costs  .....  $ 54,706   $ 73,142
Taxes, other than income taxes      10,740     29,522
Rents and property related  ....    10,594     30,889
Interest .......................    12,081     18,531
Sales and marketing ............    20,567     20,395
Vehicle related ................    24,492     18,784
Other various ..................    50,415    137,982
                                 ---------- ---------
                                  $183,595   $329,245
                                 ========== =========

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- FINANCING AND DEBT

   Debt outstanding at December 31, 1996 is not guaranteed by HFS and debt outstanding at December 31, 1995 and 1996 is comprised of the following (in thousands):

                                                                1995          1996
                                                            ------------ ------------
                  VEHICLE TRUST FINANCING
Commercial paper...........................................  $    3,000
Short-term vehicle trust financing--revolving credit
 facilities ...............................................                $1,970,000
Current portion of long-term debt .........................      56,000
                                                            ------------ ------------
Total current portion of vehicle trust financing  .........      59,000     1,970,000
                                                            ------------ ------------

Long-term vehicle trust revolving credit facilities  ......     476,000
Vehicle manufacturer's floating rate notes due September
 1998 ($50,719 senior at 8.50% and $16,281 subordinated at
 10.00%) ..................................................                    67,000
Vehicle manufacturer's floating rate notes due October
 2001 ($63,731 senior at 7.16% and $54,269 subordinated at
 8.91%) ...................................................                   118,000
Floating rate notes due September 1998 ....................     115,000
Insurance company notes due from December 1997 to December
 1999 at 7.53% to 8.23% ...................................     112,000
Insurance company notes due from June 1998 to June 2003 at
 6.75% to 7.92% ...........................................     150,500
                                                            ------------ ------------
  Total long-term portion of vehicle trust financing  .....     853,500       185,000
                                                            ------------ ------------
                      OTHER FINANCING
Short-term notes--foreign at 6.63% to 18.00% in 1995 and
 3.89% to 13.00% in 1996 ..................................      37,264        65,516
Short-term floating rate capital lease terminating in 1996       12,801
Current portion of 7.50% capital lease terminating
 November 1997 ............................................      19,153        40,169
Current portion of long-term debt--other ..................      13,605         1,060
                                                            ------------ ------------
  Total current portion of other financing ................      82,823       106,745
                                                            ------------ ------------

7.50% capital lease terminating November 1997 .............      40,169
Other domestic.............................................       3,974         2,916
Debt of foreign subsidiaries:
 Floating rate notes due April 1997 at 8.26% to 8.44%  ....      51,891
 Floating rate notes due July 1997 at 9.42% to 9.63%  .....      10,378
 Floating rate notes due February 1998 at 7.65% in 1995
  and 4.75% in 1996 .......................................       8,012         2,935
 Floating rate notes due August 1998 at 6.94% to 8.65%  ...                    27,878
                                                            ------------ ------------
  Total long-term portion of other financing ..............     114,424        33,729
                                                            ------------ ------------
                                                             $1,109,747    $2,295,474
                                                            ============ ============

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Currently, the primary source of funding for domestic vehicles is provided by the Vehicle Trust (a grantor trust). The Vehicle Trust consists of loans from banks, vehicle manufacturer finance companies and Avis, Inc. The Predecessor Companies' financing structure of the Vehicle Trust consisted of loans from banks, insurance companies, vehicle manufacturer finance companies and Avis, Inc. Amounts drawn against this facility may be used to purchase vehicles and pay certain expenses of the Vehicle Trust. The security for the Vehicle Trust financing facility consists of a lien on the vehicles acquired under the facility, which at December 31, 1995 and 1996, totaled approximately $1.9 billion and $2.1 billion, respectively, exclusive of related valuation reserves. The security for the Vehicle Trust financing facility also consists of security interests in certain other assets of the Vehicle Trust. In addition, the Vehicle Trust and its security agreement require that there be outstanding, at all times, subordinated debt in a specified percentage range (10% -25%) of the net book value of the vehicles owned by the Vehicle Trust. Pursuant to the agreement, the subordinated debt is to be provided by vehicle manufacturer finance companies and Avis, Inc. At December 31, 1995 and 1996, subordinated debt of $292.1 million and $318.0 million, respectively, was required under the Vehicle Trust financing of which $180.0 million and $247.5 million, respectively, was due to Avis, Inc. (Note 3).

   At December 31, 1995, the weighted average interest rate on commercial paper was 6.4%. For the periods ended December 31, 1994, December 31, 1995 and October 16, 1996, the average outstanding borrowings of commercial paper were $19.9 million, $33.5 million and $30.4 million, respectively, with a weighted average interest rate of 5.3%, 6.5% and 6.0%, respectively.

   The short-term notes are issued pursuant to a $2.5 billion revolving credit facility dated as of October 17, 1996 which matures on October 16, 1997. At December 31, 1996, the weighted average interest rate on borrowings under this facility was 6.00%. For the period from October 17, 1996 to December 31, 1996, the average outstanding borrowings under this facility were $2.0 billion with a weighted average interest rate of 5.98%. This facility requires a fee of 1/8 of 1% on the committed amount.

   The long-term vehicle trust revolving credit facility consisted of $850 million revolving credit facility expiring on September 30, 1997. The interest rate on these loans is based on the London interbank rate ("LIBOR") plus a spread negotiated at the time of borrowing. At December 31, 1995, the weighted average interest rate on outstanding borrowings under this facility was 6.3%. For the periods ended December 31, 1994, December 31, 1995 and October 16, 1996, the average outstanding borrowings under this facility were $366.5 million, $288.0 million and $516.9 million, respectively, with a weighted average interest rate of 5.2%, 6.5% and 5.7%, respectively. This facility was retired on the Date of Acquisition.

   The Company also had Vehicle Trust financing outstanding from vehicle manufacturer finance companies under terms of loan agreements dated October 17, 1996. Under these agreements, the maximum amount of borrowings allowed is $267 million, of which up to $260 million may be used as subordinated debt. On December 31, 1996, $185 million was outstanding of which $70.5 million of the outstanding debt was deemed subordinated. At December 31, 1996, the weighted average interest rate of borrowings under this facility was 8.5%. For the period October 17, 1996 to December 31, 1996, the average outstanding borrowings under this facility was $185 million with a weighted average interest rate of 8.41%. The Predecessor Companies, through its parent, Avis, Inc., had substantially similar financing arrangements under a portion of a $1 billion ESOP related tax advantaged vehicle trust financing facility (Note
3). At December 31, 1995, the outstanding borrowings under this arrangement was $185 million, of which $112.1 million was subordinated. The average borrowings under this facility for the periods ended December 31, 1994, December 31, 1995 and October 16, 1996 were $317.0 million, $268.2 million and $185.0 million, respectively. The weighted average interest rate on these average borrowings were 6.2%, 7.7% and 7.3%.

   The floating rate notes were issued pursuant to a loan agreement, dated September 1, 1995, for a period of three years. The interest rate on these notes is based on the LIBOR, plus a spread of 0.45%. The

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

interest rate on these notes at December 31, 1995 was 6.2%. For the periods ended December 31, 1995 and October 16, 1996, the average outstanding borrowings under this facility were $35.1 million and $115.0 million, respectively, with a weighted average interest rate of 6.2% and 6.0%, respectively. The notes were retired on the Date of Acquisition.

   In December 1992 and May 1993, the Company borrowed a total of $318.5 million from a group of insurance companies. The maturities on these notes ranged from 3 to 10 years, with an average life, when issued, of 6.1 years. The effective interest rate on these notes was 7.3% at December 31, 1995. The average amounts outstanding for the periods ended December 31, 1994, December 31, 1995 and October 16, 1996 were $318.5 million, $318.5 million and $287.1 million, respectively, with a weighted average interest rate of 7.3%, 7.3% and 7.4%, respectively. These notes were retired as of the Date of Acquisition.

   In November 1992, the Predecessor Companies entered into a five year capital lease under which $96.7 million of vehicles were leased. The lease is cancelable at the Company's option, however, additional costs may be incurred upon termination based upon the fair value of the vehicles at the time the option is exercised. At the termination of the lease, the Company may purchase the vehicles at an agreed upon fair market value or return them to the lessor. The future minimum lease payments due under the Company's capital lease obligation, which terminates on November 30, 1997, are $41.5 million (including interest of $1.3 million).

   Included in total debt at December 31, 1995 and 1996 is indebtedness to General Motors of $10.1 million and $118.3 million, respectively (see Note
14).

   Under the terms of the Company's loan agreements, the Company must maintain a minimum net worth, minimum earnings and cash flow ratios.

   Mandatory maturities of long-term obligations for each of the next five years ending December 31, and thereafter, are as follows (in thousands):

1997 .........  $ 41,229
1998 .........    98,950
1999 .........     1,086
2000 .........       209
2001 .........   118,228
Thereafter  ..       256

OTHER CREDIT FACILITIES

   At December 31, 1995 and 1996, the Company has letters of credit/working capital agreements totaling $102.6 million and $102.6 million, respectively, which may be renewed biannually at the Company's option and the banks' discretion. The collateral for certain of these agreements consists of a lien on property and equipment and certain receivables with a carrying value of $140.9 million and $136.9 million, respectively. At December 31, 1995 and 1996, the Company has outstanding letters of credit amounting to $47.6 million and $55.1 million, respectively.

   In addition, for certain of its international operations, the Company has available at December 31, 1995 and 1996, unused lines of credit of $176.9 million and $224.3 million, respectively. The unused lines of credit agreements require an annual fee of 0.2% to 0.5% of the unused line.

INTEREST RATE SWAP AGREEMENTS

   The Company has entered into interest rate swap agreements to reduce the impact of changes in interest rates on certain outstanding debt obligations. These agreements effectively change the Company's interest rate exposure on $29.1 million and $44.0 million of its outstanding debt from a weighted average

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

variable interest rate to a fixed rate of 7.7% and 7.1% at December 31, 1995 and 1996, respectively. The variable interest element with respect to these interest rate swap agreements is reset quarterly. The interest rate swap agreements will terminate in March 1997, July 1998 and November 1998. The differential to be paid or received is recognized ratably as interest rates change over the life of the agreements as an adjustment to interest expense.

   The net interest differential charged to interest expense for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996 was $179,000, $146,000, $582,000 and $285,000, respectively. The Company is exposed to credit risk in the event of nonperformance by counterparties to its interest rate swap agreements. Credit risk is limited by entering into such agreements with primary dealers only; therefore, the Company does not anticipate that nonperformance by counterparties will occur. Notwithstanding this, the Company's treasury department monitors counterparty credit ratings at least quarterly through reviewing independent credit agency reports. Both current and potential exposure are evaluated as necessary, by obtaining replacement cost information from alternative dealers. Potential loss to the Company from credit risk on these agreements is limited to amounts receivable, if any.

NOTE 8 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

   The carrying amount and the estimated fair value of the Company's interest rate swap agreements represent liabilities of approximately $123,600 and $843,100 at December 31, 1995, and $578,000 and $1.4 million at December 31, 1996, respectively.

   For instruments including cash and cash equivalents, accounts receivable and accounts payable, the carrying amount approximates fair value because of the short maturity of these instruments. The fair value of floating-rate debt approximates carrying value because these instruments re-price frequently at current market prices. The fair value of fixed-rate debt approximates carrying value.

   The Company believes that it is not practicable to estimate the current fair value of the amounts due from (to) affiliates because of the related party nature of the instruments.

NOTE 9 -- INCOME TAXES

   The provision for income taxes for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996 consists of the following (in thousands):

                                                                    OCTOBER 17, 1996
                            YEARS ENDED DECEMBER                        (DATE OF
                                    31,           JANUARY 1, 1996     ACQUISITION)
                            --------------------        TO                 TO
                               1994      1995    OCTOBER 16, 1996   DECEMBER 31, 1996
                            --------- ---------  ---------------- -------------------
Current:
 State.....................  $   735    $ 1,422       $ 2,176            $  719
 Foreign ..................   10,094      7,361         6,680               288
                            --------- ---------  ---------------- -------------------
                              10,829      8,783         8,856             1,007
                            --------- ---------  ---------------- -------------------
Deferred:
 Federal ..................   16,020     19,057        19,614               (85)
 Foreign ..................    3,364      6,795         2,728               118
                            --------- ---------  ---------------- -------------------
                              19,384     25,852        22,342                33
                            --------- ---------  ---------------- -------------------
Provision for income
 taxes.....................  $30,213    $34,635       $31,198            $1,040
                            ========= =========  ================ ===================

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The effective income tax rate for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996 varies from the statutory U.S. federal income tax rate due to the following (dollars amounts in thousands):

                                  YEARS ENDED DECEMBER 31,
                            -------------------------------------
                                   1994               1995
                            ------------------ ------------------
Statutory U.S. federal
 income tax rate...........  $18,311    35.0%   $21,245    35.0%
Tax effect of foreign
 operations and dividends      9,447    18.1      8,984    14.8
Amortization of cost in
 excess of net assets
 acquired and other
 intangibles ..............    1,633     3.1      1,633     2.7
State income taxes, net of
 federal tax benefit ......      478      .9        924     1.5
Other non-deductible
 business expenses ........                         550      .9
Other .....................      344      .7      1,299     2.2
                            --------- -------  --------- -------
Effective income tax rate .  $30,213    57.8%   $34,635    57.1%
                            ========= =======  ========= =======

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                OCTOBER 17, 1996
                                                    (DATE OF
                             JANUARY 1, 1996      ACQUISITION)
                                    TO                 TO
                             OCTOBER 16, 1996   DECEMBER 31, 1996
                            -----------------   -----------------
Statutory U.S. federal
 income tax rate...........  $24,429    35.0%   $   791     35.0%
Tax effect of foreign
 operations and dividends      5,134     7.4     (1,073)   (47.5)
Amortization of cost in
 excess of net assets
 acquired and other
 intangibles ..............    1,045     1.5        359     15.9
State income taxes, net of
 federal tax benefit ......    1,413     2.0        469     20.8
Other non-deductible
 business expenses ........      462      .6        494     21.8
Other .....................   (1,285)   (1.8)
                            --------- -------  --------- --------
Effective income tax rate .  $31,198    44.7%   $ 1,040     46.0%
                            ========= =======  ========= ========

   In accordance with SFAS 109, the net deferred income tax assets at December 31, 1995 and 1996 include the following (in thousands):

                                                                 1995        1996
                                                             ----------- -----------
GROSS DEFERRED INCOME TAX ASSETS:
Accrued liabilities ........................................  $ 108,914    $ 171,050
Net operating loss carryforwards ...........................     68,474       78,172
Alternative minimum income tax credit carryforwards  .......      3,025        3,025
                                                             ----------- -----------
                                                                180,413      252,247
                                                             ----------- -----------
GROSS DEFERRED INCOME TAX LIABILITIES:
Tax depreciation in excess of book depreciation  ...........   (116,304)    (152,346)
Tax amortization in excess of book amortization of cost in
 excess of net assets acquired and difference in book and
 tax basis of intangibles ..................................                 (13,547)
Prepaids and other .........................................    (10,125)      (8,682)
                                                             ----------- -----------
                                                               (126,429)    (174,575)
                                                             ----------- -----------
Net deferred income tax assets..............................  $  53,984    $  77,672
                                                             =========== ===========

   The Company, under its tax disaffiliation agreement with HFS, has allocated alternative minimum tax net operating loss carryforwards of $139.8 million. The net operating loss carryforward is $223.3 million. The net operating loss carryforwards expire as follows: 2001, $4.3 million; 2002, $2.5 million; 2005, $32.6 million; 2008, $23.7 million; 2009, $15.1 million.
The Company also has available unused investment tax credits of approximately $5.8 million which expire on February 28, 2002.

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- RETIREMENT BENEFITS

   The Company, through its subsidiary, Avis Rent A Car System, Inc. ("ARACS"), sponsors non-contributory defined benefit plans covering employees who are members of certain collective bargaining units and non-union full-time employees hired prior to December 31, 1983 who were age 25 or above on January 1, 1985. ARACS also contributes to union sponsored pension plans.

   Through ARACS, the Company sponsors a Voluntary Investment Savings Plan under a "qualified cash or deferred arrangement" under Section 401(k) of the Internal Revenue Code. For the periods ended December 31, 1994, December 31, 1995, October 16, 1996, and December 31, 1996, the cost of the plan was $1.6 million, $1.7 million, $1.4 million and $352,000, respectively. Included in the Investment Savings Plan, ARACS sponsors a defined contribution plan for substantially all non-union full-time employees not otherwise covered. Costs for this plan are determined at 2% of each covered employee's compensation. Employer contributions and costs of the plan for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996 amounted to $1.7 million, $1.8 million, $1.5 million and $394,000, respectively.

   The defined benefit plans provide benefits based upon years of credited service, highest average compensation and social security benefits. Annual retirement benefits, at age 65, are equal to 1 1/2% of the participating employee's final average compensation (average compensation during the highest five consecutive years of employment in the ten years prior to retirement) less 1 3/7% of the Social Security benefits for each year of service up to a maximum of 35 years. In addition, the plan provides for reduced benefits before age 65 and for a joint and survivor annuity option.

   The Company also sponsors several foreign pension plans. The most significant of these is the Canadian pension plan.

   The status of the defined benefit plans at December 31, 1995 and 1996 is as follows (in thousands):

                                                                    1995
                                                        ----------------------------
                                                                 U.S. PLANS
                                                        ----------------------------
                                                         SALARIED AND
                                                            HOURLY
                                                           EMPLOYEES
                                                          AS OF JUNE     BARGAINING   CANADIAN
                                                           30, 1985         PLAN        PLAN
                                                        -------------- ------------  ----------
Actuarial present value of accumulated benefit obligations:
 Vested................................................    $(37,040)      $(5,327)     $(2,349)
 Nonvested ............................................      (4,186)         (201)
                                                        -------------- ------------  ----------
  Total ...............................................    $(41,226)      $(5,528)     $(2,349)
                                                        ============== ============  ==========

Actuarial present value of projected benefit
 obligation............................................    $ 57,780       $ 5,528      $ 2,566
Plan assets at fair value .............................      51,633         4,426        7,072
                                                        -------------- ------------  ----------
Projected benefit obligation (in excess of) less than
 plan assets ..........................................      (6,147)       (1,102)       4,506
Unrecognized net actuarial loss (gain) ................       4,713           455         (557)
Prior service cost (gain) not yet recognized in net
 periodic pension cost ................................      (2,798)          996
Remaining unrecognized obligation .....................                    (1,451)
Unrecognized net transition asset .....................                                 (2,944)
                                                        -------------- ------------  ----------
Pension (liability) asset included in the statement of
 financial position....................................    $ (4,232)      $(1,102)     $ 1,005
                                                        ============== ============  ==========

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                    1996
                                                        ----------------------------
                                                                 U.S. PLANS
                                                        ----------------------------
                                                         SALARIED AND
                                                            HOURLY
                                                           EMPLOYEES
                                                          AS OF JUNE     BARGAINING   CANADIAN
                                                           30, 1985         PLAN        PLAN
                                                        -------------- ------------  ----------
Actuarial present value of accumulated benefit
 obligations:
 Vested ...............................................    $(43,406)      $(7,147)     $(3,389)
 Nonvested ............................................      (4,671)         (284)
                                                        -------------- ------------  ----------
  Total ...............................................    $(48,077)      $(7,431)     $(3,389)
                                                        ============== ============  ==========
Actuarial present value of projected benefit
 obligation ...........................................    $ 66,083       $ 7,431      $ 3,703
Plan assets at fair value .............................      60,697         6,623        8,323
                                                        -------------- ------------  ----------
Projected benefit obligation (in excess of) less than
 plan assets ..........................................      (5,386)         (808)       4,620
Unrecognized net actuarial loss (gain) ................       1,440            37         (336)
Prior service cost not yet recognized in net periodic
 pension cost .........................................                       878
Remaining unrecognized obligation .....................                      (915)
Unrecognized net transition asset .....................                                 (2,833)
                                                        -------------- ------------  ----------
Pension (liability) asset included in the statement of
 financial position....................................    $ (3,946)      $  (808)     $ 1,451
                                                        ============== ============  ==========

   Net pension costs of the defined benefit plans for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996, include the following components (in thousands):

                                                YEAR ENDED             YEAR ENDED
                                             DECEMBER 31, 1994     DECEMBER 31, 1995
                                           --------------------- ----------------------
                                              U.S.     CANADIAN     U.S.      CANADIAN
                                             PLANS       PLAN       PLANS       PLAN
                                           --------- ----------  ---------- ----------
Service cost--benefits earned during the
 period ..................................  $ 2,820     $ 102     $  2,566     $  76
Interest cost on projected benefit
 obligation ..............................    3,708       271        4,069       304
Return on assets--Actual loss (gain) on
 plan assets .............................    1,626      (586)     (10,768)     (578)
Net amortization of actuarial (gain) loss
 and prior service cost ..................   (5,702)                 6,184
Contributions to union plans and other  ..    2,057                  2,211
Amortization of unrecognized net asset at
 transition ..............................               (134)                  (130)
                                           --------- ----------  ---------- ----------
Net pension cost (benefit) ...............  $ 4,509     $ (347)   $  4,262     $(328)
                                           ========= ==========  ========== ==========

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                   OCTOBER 17, 1996
                                                                       (DATE OF
                                              JANUARY 1, 1996        ACQUISITION)
                                                    TO                    TO
                                             OCTOBER 16, 1996     DECEMBER 31, 1996
                                           --------------------- --------------------
                                              U.S.     CANADIAN    U.S.     CANADIAN
                                             PLANS       PLAN      PLANS      PLAN
                                           --------- ----------  -------- ----------
Service cost--benefits earned during the
 period ..................................  $ 2,401     $  59     $  302     $  28
Interest cost on projected benefit
 obligation ..............................    3,679       206        357        54
Return on assets--Actual (gain) on plan
 assets ..................................   (3,194)     (538)      (551)     (115)
Net amortization of actuarial (gain) loss
 and prior service cost ..................     (794)                 390
Contributions to union plans and other  ..    2,029                  733
Amortization of unrecognized net asset at
 transition ..............................               (106)                 (28)
                                           --------- ----------  -------- ----------
Net pension cost (benefit) ...............  $ 4,121     $ (379)   $1,231     $  (61)
                                           ========= ==========  ======== ==========

   At December 31, 1995 and 1996, the measurement of the projected benefit obligation was based upon the following:

                                         1995                1996
                                  ------------------  ------------------
                                    U.S.    CANADIAN    U.S.   CANADIAN
                                   PLANS      PLAN     PLANS     PLAN
                                  ------- ----------  ------- ----------
Discount rate ...................   7.50%     9.50%     7.75%     7.00%
Compensation increase ...........   5.00      5.50      5.00      4.00
Long-term return on plan assets     8.75      9.50      8.75      7.00

   The U.S. plans' assets are invested in corporate bonds, U.S. government securities and common stock mutual funds. The Canadian plan's assets are invested in Canadian stocks, bonds, mutual funds, real estate and money market funds.

   The Company also sponsors a non-qualified defined benefit pension plan. The liability for this unfunded plan was $4.6 million and $8.8 million at December 31, 1995 and 1996, respectively, and is included in accrued liabilities on the accompanying statement of financial position. The projected benefit obligation of the plan was $6.0 million and $10.0 million at December 31, 1995 and 1996, respectively.

NOTE 11 -- LEASES, AIRPORT CONCESSION FEES AND COMMITMENTS

   The Company is committed to make rental payments under noncancelable operating leases relating principally to vehicle rental facilities and equipment. Under certain leases, the Company is obligated to pay certain additional costs, such as property taxes, insurance and maintenance. Airport concession agreements usually require a guaranteed minimum amount plus contingent fees which are generally based on a percentage of revenues.

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Operating lease payments and airport concession fees charged to expense for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996 are as follows (in thousands):

                                                                 OCTOBER 17, 1996
                         YEARS ENDED DECEMBER                        (DATE OF
                                 31,            JANUARY 1, 1996    ACQUISITION)
                        ----------------------        TO                TO
                           1994        1995    OCTOBER 16, 1996  DECEMBER 31, 1996
                        ---------- ----------  ---------------- -------------------
Minimum fees...........  $102,104    $108,965      $ 88,787            $23,576
Contingent fees .......    45,633      56,624        61,290             13,220
                        ---------- ----------  ---------------- -------------------
                          147,737     165,589       150,077             36,796
Less sublease rentals      (4,082)     (4,427)       (3,843)            (1,000)
                        ---------- ----------  ---------------- -------------------
                         $143,655    $161,162      $146,234            $35,796
                        ========== ==========  ================ ===================

   Future minimum rental commitments under noncancelable operating leases amounted to approximately $338.0 million at December 31, 1996. The minimum rental payments due in each of the next five years ending December 31, and thereafter, are as follows (in thousands):

1997 .........  $86,264
1998 .........   62,400
1999 .........   43,179
2000 .........   32,669
2001 .........   20,805
Thereafter  ..   92,709

   In addition to the Company's lease commitments, the Company has outstanding purchase commitments of approximately $1.5 billion at December 31, 1996, which relate principally to vehicle purchases.

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 NOTE 12 -- SEGMENT INFORMATION

   The Company operates in the United States and in foreign countries. The operations within major geographic areas for the periods ended December 31, 1994, December 31, 1995, October 16, 1996 and December 31, 1996 are summarized as follows (in thousands):

                                                                              OCTOBER 17, 1996
                                                                                  (DATE OF
                                 YEARS ENDED DECEMBER 31,   JANUARY 1, 1996     ACQUISITION)
                                --------------------------        TO                 TO
                                    1994          1995     OCTOBER 16, 1996   DECEMBER 31, 1996
                                ------------ ------------  ----------------  ------------------
Revenue:
 United States.................  $1,241,465    $1,414,380     $1,313,619         $  312,194
 Australia/New Zealand ........      92,929       113,744        105,401             31,107
 Canada .......................      59,571        67,809         69,814             13,467
 Other foreign operations  ....      18,435        20,018         15,839              6,076
                                ------------ ------------  ---------------- -------------------
                                 $1,412,400    $1,615,951     $1,504,673         $  362,844
                                ============ ============  ================ ===================
Income (loss) before provision
 for income taxes:
 United States.................  $   21,759    $   32,122     $   48,098         $   (2,346)
 Australia/New Zealand ........      14,736        17,198         15,884              4,706
 Canada .......................       7,434         6,838          8,433             (1,752)
 Other foreign operations  ....       8,387         4,542         (2,616)             1,653
                                ------------ ------------  ---------------- -------------------
                                 $   52,316    $   60,700     $   69,799         $    2,261
                                ============ ============  ================ ===================
Total assets at end of period:
 United States.................  $2,344,723    $2,535,621     $2,859,202         $2,750,119
 Australia/New Zealand ........     109,649       133,629        115,082            120,216
 Canada .......................      96,660        97,426        147,617            122,657
 Other foreign operations  ....      52,081        58,222         65,796            138,365
                                ------------ ------------  ---------------- -------------------
                                 $2,603,113    $2,824,898     $3,187,697         $3,131,357
                                ============ ============  ================ ===================

NOTE 13 -- LITIGATION

   Certain litigation has been initiated against the Company which has arisen during the normal course of operations. Since litigation is subject to many uncertainties, the outcome of any individual matter is not predictable with any degree of certainty, and it is reasonably possible that one or more of these matters could be decided unfavorably against the Company. The Company maintains insurance policies that cover most of the actions brought against the Company. Two legal actions have been filed against ARACS alleging discrimination in the rental of vehicles. HFS has agreed to indemnify the Company from any unfavorable outcome with respect to these matters upon the consummation of an IPO. The Company is currently not involved in any legal proceeding which it believes would have a material adverse effect upon its consolidated financial condition or results of operations.

NOTE 14 -- RELATED PARTY TRANSACTIONS

   The Company and Avis Europe, plc cooperate jointly in marketing and promotional activities, the exchange of reservations, the honoring of charge cards and vouchers, and the transfer of the related billings. A member of the board of directors and an executive officer of HFS serve on the board of Avis Europe Limited (formerly Cilva), the parent company of Avis Europe, plc.

                            AVIS RENT A CAR, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Vehicle manufacturers offer vehicle repurchase programs on an ongoing basis to assist in the acquisition and disposition of vehicles. These programs generally allow the Company, at its option, subject to certain provisions, to sell the vehicles back to the manufacturers at pre-determined prices. Amounts included under these programs are reflected in "Accounts receivable" (see Note 2). Under the terms of certain financing agreements with General Motors, the Company is required to purchase a significant percentage of its fleet from local dealers of General Motors subject to market conditions. In addition, the Company participates in an arrangement whereby General Motors provides payments for purchasing and promoting a specified number and mix of vehicles (see Note 4). At December 31, 1995 and 1996, the Company has a $450.0 million and a $250.0 million line of credit, respectively, from General Motors which may be used for either ESOP or vehicle trust financing (see Note 7). Of this facility, $300.0 million and $200.0 million is available for subordinated debt at December 31, 1995 and 1996, respectively. As of December 31, 1995 and 1996, the Company utilized $118.0 million of this facility, of which $93.4 million and $54.3 million was subordinated, respectively. This facility requires a fee of 1/4 of 1% on the unused portion.

NOTE 15 -- SUBSEQUENT EVENTS

   On August 20, 1997, the Company purchased The First Gray Line Corporation and its subsidiaries for approximately $210 million, including expenses. The fair value of unaudited assets and liabilities, exclusive of cost in excess of the fair value of net assets acquired, at June 30, 1997 are $332.3 million and $296.3 million, respectively. The transaction is subject to customary closing conditions and regulatory approval.

   On July 31, 1997, the Company refinanced all of its domestic debt. This debt was refinanced by utilizing a $3.65 billion asset-backed structure, which consisted of (i) a $2.0 billion Commercial Paper Program and (ii) a $1.65 billion Medium Term Note Issuance with maturities of 3 and 5 years.

   ARACS is party to a $470.0 million secured credit agreement that provides for (i) a revolving credit facility in the amount of up to $125.0 million which is available on a revolving basis until December 31, 2000 (the "Final Maturity Date") in order to finance the general corporate needs of ARACS in the ordinary course of business (with up to $75.0 million of such amount available for the issuance of standby letters of credit to support worker's compensation and other insurance and bonding requirements of ARACS, the Company and their subsidiaries in the ordinary course of business), (ii) a term loan facility in the amount of $120.0 million to finance general corporate needs in the ordinary course of business, which will be repayable in four installments, the first three of which shall be in the amount of $1.0 million payable on June 30, 1998, June 30, 1999 and June 30, 2000 and the remainder of which will be due on the Final Maturity Date, and (iii) a standby letter of credit facility of up to $225.0 million available on a revolving basis to fund (a) any shortfall in certain payments owing pursuant to fleet lease agreements and (b) maturing Commercial Paper Notes if such Commercial Paper Notes cannot be repaid through the issuance of additional Commercial Paper Notes or draws under the Liquidity Facility. Under terms of this facility, the Company will be required to meet the following covenants
(i) certain maximum leverage ratios, (ii) certain minimum interest coverage ratios, and (iii) certain minimum fixed charge coverage. In addition, the Credit Facility prohibits the payment of cash dividends until the fiscal year ending December 31, 1998 and, thereafter, permits the payment of dividends only if the Company meets a minimum leverage ratio, the amount of such dividend does not exceed a designated percentage of the Company's cash flow and no default exists. Interest rates under these new facilities ranged from 5.6% to 7.8% at July 31, 1997.